                                                                    Exhibit 9.01

                            VOTING TRUST AGREEMENT
                            ----------------------


          AGREEMENT, dated as of December 16, 1997, among Emanuel J. Friedman, Eric F. Billings, and W. Russell Ramsey (the "Trustees") and the holders of shares of Class B common stock, par value $0.01 per share ("Class B Stock"), of Friedman, Billings, Ramsey Group, Inc., a Virginia Corporation ("FBR") that are listed on Exhibit A hereto (the "Depositors").

          WHEREAS, after the initial public offering (the "IPO") by FBR and certain of its shareholders of shares of Class A common stock, par value $0.01 per share ("Class A Stock"), of FBR, the Trustees and Depositors desire to maintain continuity of corporate decision making; and

          WHEREAS, the Trustees and Depositors who were parties to the Voting Trust Agreement, dated January 1, 1997 (the "Old Voting Trust"), relating to shares of common stock in Friedman, Billings, Ramsey Group, Inc., a Delaware corporation and a predecessor of FBR ("Old FBR"), have terminated the Old Voting Trust effective upon the merger of Old FBR with and into FBR (the "Merger"), the Depositors have become the only shareholders of FBR by virture of the Merger and have executed a unanimous written consent of shareholders of FBR and desire to create a new voting trust appropriate for FBR following the IPO, to become effective after such execution by all shareholders of the first unanimous written consent of shareholders of FBR following the Merger;

          NOW THEREFORE, in consideration of the premises and mutual undertakings of the parties hereinafter set forth, a voting trust in respect of the Class B Stock held by the Depositors is hereby created and established, subject to the following terms and conditions, to all and every one of which the parties hereto expressly assent and agree:

          1.  Deposit of Class B Stock.  After executing this Agreement and
              ------------------------
immediately after the first shareholders meeting, or the execution by all shareholders of the first unanimous written consent of shareholders of FBR following the Merger, Depositors will transfer and assign to the Trustees, as trustees, all of the shares of Class B Stock then owned by them, and Depositors will from time to time transfer and assign to the Trustees, as trustees, all additional shares of Class B Stock owned by them, and all securities convertible into, exchangeable for, or representing a right to purchase Class B Stock, immediately following the acquisition thereof and will, in each case, deposit hereunder, with the Trustees, as trustees, the certificates for such shares all of which
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certificates, if not registered in the name of the Trustees, as trustees, shall be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank and in either case properly stamped for registration of transfer.

          2.  Issuance of Voting Trust Certificates.  Concurrently with the
              -------------------------------------
execution of this Agreement and the deposit hereunder by Depositors of all of the shares of Class B Stock now owned by them, the Trustees, as trustees, will issue to Depositors, and will from time to time issue with respect to all shares of Class B Stock and all other securities of FBR hereafter deposited hereunder, a Voting Trust Certificate or Voting Trust Certificates, in the form attached hereto as Exhibit B, representing the number of shares of Class B Stock or other securities of FBR transferred and delivered to them (the "Trust Securities"), which Certificate or Certificates will be registered in the name of Depositors or in such name as may be specified in writing by Depositors.

          3.  Holding of Trust Securities.  The certificates for the Trust
              ---------------------------
Securities deposited with the Trustees, as trustees, will, if not registered in the name of the Trustees, as trustees, be surrendered and cancelled and new certificates therefor issued to the Trustees, as trustees. In all certificates issued in the name of the Trustees, as trustees, it shall appear on the face thereof that they are issued pursuant to this Agreement and, in the entry of such ownership in the books of FBR, that fact shall also be noted. The Trust Securities shall be held and applied by the Trustees, as trustees, for the purposes of and in accordance with this Agreement, and none of the Trust Securities, or any interest therein, shall be sold or otherwise disposed of by the Trustees, as trustees, except as herein expressly provided or in accordance with a final order of any court or administrative agency with jurisdiction thereover.

          4.  Distributions on or Exchanges of Trust Securities.  (a)  Until the
              -------------------------------------------------
termination of this Agreement and the delivery of the certificates for the Trust Securities in exchange for Voting Trust Certificates, the Trustees, as trustees, shall, promptly following the receipt of any dividends or other distributions (including, without limitation, any rights to purchase or subscribe for securities) of any kind paid or made upon such Trust Securities, pay and transfer the property so distributed to, or as directed by, the registered holder or holders of the Voting Trust Certificates in proportion to his or their respective interests in the distribution; provided, however, that, in case the
                                          --------  -------
Trustees, as trustees, shall receive any dividend or distribution of Class B Stock or of rights to purchase or securities convertible into Class B Stock, the Trustees, as trustees, shall hold such Class B

Stock, such convertible securities and such other rights subject to this Agreement and shall immediately issue Voting Trust Certificates in respect of such Class B Stock, convertible securities and other rights to the registered holder of each Voting Trust Certificate relating to such securities. Any Class B Stock or convertible securities or other rights so received by the Trustees, as trustees, shall be Trust Securities hereunder.

          (b) Upon any increase, reduction or reclassification of the securities of FBR, or upon any merger, consolidation, reorganization or dissolution of FBR, the Trustees, as trustees, are authorized to make such surrender of the Trust Securities as may be proper or expedient and either to hold any security or other property issued in exchange for such surrendered Trust Securities or to distribute such securities or property if such securities or property would have been distributed if the receipt of such securities or property were governed by paragraph (a) of this Section 4. Unless the then outstanding Voting Trust Certificates are exchanged for new Voting Trust Certificates, the then outstanding Voting Trust Certificates shall, without any further action, be deemed to be adjusted as may be appropriate to reflect such increase, reduction, reclassification, merger, consolidation, reorganization or dissolution referred to in the first sentence of this paragraph (b).

          (c) If any Trust Securities are or become convertible into or exercisable for Class B Stock, the beneficial owner of such Trust Securities shall have the right to direct the Trustees, as trustees, by written notice, upon surrender of the related Voting Trust Certificate and payment of any consideration required to be paid to FBR upon exercise or conversion, to convert or exercise such Trust Securities. Any securities received upon such exercise or conversion shall be Trust Securities hereunder, and Voting Trust Certificates evidencing such Trust Securities shall immediately be issued by the Trustees, as trustees, to the registered holder of the related Voting Trust Certificate that represented such convertible or exercisable Trust Securities.

          5.   Voting of Trust Securities. (a) The Trustees, as trustees, shall
               --------------------------
vote, in person or by proxy, all Trust Securities of each class entitled to vote, on all matters submitted to FBR's shareholders, and shall exercise all rights that are personal to the beneficial owner or owners of the Class B Common Stock, in each case in accordance with the procedures set forth in Section 5(b) (other than the right to convert or exercise Trust Securities provided in Section 4(c) of this Agreement, which right shall be exercised by the beneficial owner thereof as provided therein).

          (b) So long as all of Messrs. Friedman, Billings and Ramsey remain Trustees, determinations by the Trustees shall be made by majority vote of the Trustees. If one of Messrs. Friedman, Billings or Ramsey ceases to be a Trustee and two of Messrs. Friedman, Billings and Ramsey remain Trustees, then determinations by the Trustees shall be unanimous; provided that, if the two
                                                   -------------
remaining Trustees disagree as to a determination, either of the Trustees may request a Vote of the Depositors, and a determination will be made by a vote of the holders of Voting Certificates representing a majority of the voting power of the Trust Securities. A meeting of the Depositors pursuant to this Section 5(b) shall be duly held if called at least 7 days but not more than 14 days prior to such meeting and shall be duly convened only if Depositors holding at least two-thirds of the Voting Certificates are present in person or by proxy. Subject to the foregoing, the Trustees may adopt their own rules of procedure.

          6.   Release of Trust Securities; Termination of this Agreement.  (a)
               ------------------------------------------- --------------
Except upon the earlier release of all Trust Securities in accordance with paragraphs (b) and (c) of this Section 6, this Agreement shall continue in effect until the earlier of (i) December 15, 2007 and (ii) receipt by the Trustees of written consents signed within one week of such receipt by the holders of Voting Certificates representing a majority of the voting power of the Voting Securities.

          (b) Trust Securities which are represented by an individual Depositor's Voting Trust Certificates shall be released, in whole or in part, in accordance with paragraph (c) of this Section 6 upon the delivery to the Trustees, as trustees, by such holder of such Voting Trust Certificates, of a notice in writing (with a copy sent to FBR no later than the time it is sent to the Trustees) requesting such release of a specified amount of Trust Securities and certifying that such Trust Securities are either (i) being sold to the public pursuant to an effective registration under the Securities Act of 1933, as amended (the "1933 Act") or pursuant to Rule 144 under 1933 Act (or a successor provision) or (ii) being transferred by one of the Trustees to either a Qualifying Trust (as defined in the Shareholders Agreement Amendment) or an Immediate Family Member (as defined in the Shareholders Agreement Amendment) in accordance with the Amendment to Shareholders Agreement, dated as of December 15, 1997, by and among Emanuel J. Friedman, Eric F. Billings, W. Russell Ramsey, the other persons named on Exhibit A thereto and who may thereafter become parties to this Amendment, and Friedman, Billings, Ramsey Group, Inc., a Delaware Corporation (the "Shareholders Agreement Amendment").

          (c) Upon satisfaction by FBR or the Trustees, of the conditions set forth in paragraph (b) of this Section 6, the Trustees, as trustees, shall release to such registered holder of the Voting Trust Certificates, upon the surrender to the Trustees, as trustees, of Voting Trust Certificates duly endorsed, Trust Securities in the amount requested by such holder of Voting Trust Certificates, and the Trustee shall issue a new Voting Trust Certificate representing such lesser amount of shares which the Voting Trust continues to hold for such Depositor's benefit. Upon the termination of this Agreement or upon the surrender of Voting Trust Certificates in exchange for Trust Securities represented thereby, or upon any taxable transfer of Trust Securities, the recipient of the Trust Securities shall furnish to the Trustees, as trustees, prior to delivery of the Trust Securities, funds sufficient to pay any taxes that may be payable upon the transfer of the Trust Securities represented by such Voting Trust Certificates.

          (d) Upon delivery by the Trustees, as trustees, of all Trust Securities or other property then held hereunder in exchange for outstanding Voting Trust Certificates, as provided in paragraph (c) of this Section 6, this Agreement shall terminate and all further obligations or duties of the Trustees, as trustees, under this Agreement or any provision thereof shall cease.

          7.   Interest of Trustees.  The Trustees, as trustees, assume no
               --------------------
liability as shareholders of FBR, their interest hereunder being that of trustees only. The Trustees, as trustees, will vote the Trust Securities on all matters in accordance with the provisions of this Agreement, but they shall have no implied obligations, and assume no responsibility in respect of any action taken by them or taken as a result of their vote so cast, and the Trustees, as trustees, shall incur no responsibility as trustees or otherwise by reason of any error in law, mistake of judgment, or of anything done or suffered or omitted to be done under this Agreement, except for their own individual gross negligence or willful misconduct. The Trustees, as trustees, shall be entitled to rely and to act upon the advice of legal counsel. The Trustees, as trustees, assume no responsibility with respect to the validity or genuineness of any of the stock certificates to be deposited hereunder, or any notice, request, assignment, power of attorney, acknowledgment or other paper or document, and the Trustees, as trustees, shall be entitled to assume that any such stock certificates or other papers or documents are genuine and valid and what they purport to be, and are signed by the proper parties, and the endorsements and assignments thereof are genuine and legal.

          8.   Certain Action by the Trustees.  (a)  The Trustees, as trustees,
               ------------------------------
are hereby authorized and directed, notwithstanding any provisions of this Agreement, to comply with the terms or conditions of any order of a court or any administrative agency having jurisdiction binding upon them with respect to the Trust Securities. Depositors and FBR shall promptly deliver to the Trustees, as trustees, a copy of any such order.

          (b) A Trustee shall be removed as a trustee upon (i) such Trustee's death, incapacity, or resignation, or (ii) such Trustee ceasing to be a shareholder of FBR or one of its affiliates.

          9.   Transfer of Voting Trust Certificates.  (a)  The Voting Trust
               -------------------------------------
Certificates may be transferred, assigned or pledged only (i) with the written consent of the Trustees, (ii) upon the death or incapacity of a Depositor or by operation of law, or (iii) a transfer to by one of the Depositors to either a Qualifying Trust or an Immediate Family Member in accordance with the Shareholders Agreement Amendment; provided that in the case of clause (ii) or
                                  -------- ----
(iii) hereof it shall be a condition to the transfer of the Voting Trust Certificates by the Trustees, as trustees, that each transferee (including, in the event of a Depositor's death or incapacity, his legal representative) shall have executed a voting trust agreement (which as to such transferee will become effective as of the date of its execution) (a "Supplemental Voting Trust Agreement") substantially in the form hereof and satisfactory to the Trustees and FBR. It is understood that (A) such transferees shall have no right to direct the voting of the Trust Securities or to exercise any other rights as shareholders of FBR which, pursuant to this Agreement, are to be exercised only by the Trustees (other than the right to convert or exercise Trust Securities provided in Section 4(c) of this Agreement), (B) such Supplemental Voting Trust Agreement will empower the Trustees to direct the voting of the Trust Securities and exercise such other rights as shareholders of FBR (other than the rights to convert, exercise or request registration of, Trust Securities, referred to in clause (A) of this paragraph (b)) in the manner contemplated by this Agreement, and (C) such Supplemental Voting Trust Agreement will permit the transferee (or the legal representative of the transferee) to transfer shares of Class B Stock or other Trust Securities held pursuant to such voting trust to the same extent and in the same manner in which Depositors are permitted to transfer such shares and securities under this Agreement.

          (b) The Voting Trust Certificates shall be trans-ferable only on the books of the Trustees, as trustees, upon surrender of such Voting Trust Certificates (duly endorsed in blank or accompanied by a proper instrument of assignment and transfer duly executed in blank) in person or by the duly authorized attorney of a registered holder. Upon the surrender of any Voting Trust Certificates for transfer, the Trustees, as trustees, shall cancel such Voting Trust Certificates and issue to the transferee (which may be the same person as the transferor) new Voting Trust Certificates in the same form and representing the same total amount of Trust Securities as the Voting Trust Certificates presented for cancellation.

          (c) The Trustees, as trustees, will not register the Voting Trust Certificates under the 1933 Act, in reliance upon the representations and agreements of the holder or holders, acknowledged hereby, that the Voting Trust Certificates are held subject to all applicable provisions of the 1933 Act. Without limiting the foregoing, each holder of a Voting Trust Certificate governed by this Agreement agrees that he will not offer, sell, assign, pledge or otherwise transfer or dispose of said Voting Trust Certificates or any part thereof in a manner which would violate the 1933 Act. The Trustees, as trustees, will not issue additional Voting Trust Certificates to any person which has not expressly agreed to comply with these provisions to the extent such compliance is required in the opinion of counsel to the Trustees, as trustees.

          10.  Replacement of Voting Trust Certificates.  In case any Voting
               ----------------------------------------
Trust Certificate shall become mutilated or be destroyed, lost or stolen, the holder shall immediately notify the Trustees, as trustees, who, subject to the following sentence, shall issue and deliver to the holder a new Voting Trust Certificate of like tenor and denomination in exchange for and upon cancellation of the Voting Trust Certificate so mutilated, or in substitution for the Voting Trust Certificate so destroyed, lost or stolen. The holder shall furnish proof reasonably satisfactory to the Trustees, as trustees, of such destruction, loss or theft, and, upon request, shall furnish indemnity reasonably satisfactory to the Trustees, as trustees, and shall comply with such other reasonable requirements as the Trustees, as trustees, may prescribe.

          11.  Amendments.  This Agreement may be amended only by an agreement
               ----------
(i) executed by each of the Trustees, as trustees, and each of the other parties hereto or (ii) receipt by the Trustees of written consents signed within one week of such receipt by the holders of Voting Certificates representing a majority of the voting power of the Voting Se-curities.

          12.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which so executed shall be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

          13.  Inspection.  Until the termination of this Agreement, one
               ----------
original copy of each counterpart hereof and amendment hereto shall be filed with FBR at its principal office and such documents shall be open to the inspection of any shareholder of FBR or his attorney during business hours.

          14.  Further Assurances.  Each party to this Agreement shall give
               ------------------
further assurance and perform such acts which will or may become necessary or appropriate to effectuate and carry out the purposes or provisions of this Agreement.

          15.  Acceptance of Trust.  The Trustees, as trustees, accept the trust
               -------------------
created hereby subject to all the terms and conditions herein contained and agree that they will exercise the powers and perform the duties of Voting Trustee as herein set forth according to the provisions of this Agreement; provided, however, that the Trustees, as trustees, may resign and discharge
--------  -------
themselves from the trust created hereby in the manner herein provided.

          16.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the Commonwealth of Virginia.

          17.  Reliance by Trustees, as Trustees.  The Trustees, as trustees,
               ---------------------------------
shall be entitled to rely upon advice of counsel satisfactory to them that any action they are directed to take under this Agreement is not in violation of (a) any order of any court or agency with jurisdiction thereover, (b) the Federal securities laws, or (c) any state "blue-sky" law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   TRUSTEES

WITNESS:




                                   By:  /s/ Emanuel J. Friedman
                                      -------------------------------
                                      Name:   Emanuel J. Friedman



                                   By: /s/ Eric F. Billings
                                      -------------------------------
                                      Name:   Eric F. Billings



                                   By: /s/ W. Russell Ramsey
                                      -------------------------------
                                      Name:   W. Russell Ramsey



                                   DEPOSITORS



                                   By: /s/ Emanuel J. Friedman
                                      -------------------------------
                                      Name:   Emanuel J. Friedman



                                   By: /s/ Eric F. Billings
                                      -------------------------------
                                      Name:   Eric F. Billings



                                   By: /s/ W. Russell Ramsey
                                      -------------------------------
                                      Name:   W. Russell Ramsey



                                   By: /s/ Jonathan L. Billings
                                      -------------------------------
                                      Name:   Jonathan L. Billings

                                              By: /s/ Celia Vlasin Martin
                                                 -------------------------------
                                                 Name:   Celia Vlasin Martin



                                              By: /s/ Eric Y. Generous
                                                 -------------------------------
                                                 Name:   Eric Y. Generous



                                              By: /s/ Robert Feinstein
                                                 -------------------------------
                                                 Name:   Robert Feinstein



                                              By: /s/ Nicholas J. Nichols
                                                 -------------------------------
                                                 Name:   Nicholas J. Nichols



                                              By: /s/ Scott E. Dreyer
                                                 -------------------------------
                                                 Name:   Scott E. Dreyer



                                              By: /s/ John F. Mangan
                                                 -------------------------------
                                                 Name:   John F. Mangan



                                              By: /s/ Kim Germ-Cramer
                                                 -------------------------------
                                                 Name:   Kim Germ-Cramer



                                              By: /s/ Jeffrey M. Deane
                                                 -------------------------------
                                                 Name:   Jeffrey M. Deane



                                              By: /s/ Karen K. Edwards
                                                 -------------------------------
                                                 Name:   Karen K. Edwards



                                              By: /s/ James C. Neuhauser
                                                 -------------------------------
                                                 Name:   James C. Neuhauser



                                              By: /s/ Suzanne N. Richardson
                                                 -------------------------------
                                                 Name:   Suzanne N. Richardson

                                              By: /s/ William R. Swanson
                                                 -------------------------------
                                                 Name:   William R. Swanson



                                              By: /s/ J. Rock Tonkel, Jr.
                                                 -------------------------------
                                                 Name:   J. Rock Tonkel, Jr.



                                              By: /s/ Edward M. Wheeler
                                                 -------------------------------
                                                 Name:   Edward M. Wheeler



                                              By: /s/ Paul T. Dell'Isola
                                                 -------------------------------
                                                 Name:   Paul T. Dell'Isola



                                              By: /s/ Michael J. Cerretani
                                                 -------------------------------
                                                 Name:   Michael J. Cerretani



                                              By: /s/ James R. Kleeblatt
                                                 -------------------------------
                                                 Name:   James R. Kleeblatt



                                              By: /s/ James D. Locke
                                                 -------------------------------
                                                 Name:   James D. Locke



                                              By: /s/ Robert M. Schwartzberg
                                                 -------------------------------
                                                 Name:  Robert M. Schwartzberg



                                              By: /s/ David H. Ellison
                                                 -------------------------------
                                                 Name:   David H. Ellison

                                              FRIEDMAN, BILLINGS, RAMSEY
                                              GROUP, INC., A VIRGINIA
ATTEST:                                       CORPORATION



By: /s/ W. Russell Ramsey                     By: /s/ Emanuel J. Friedman
   -----------------------------                 -------------------------------
Name: W. Russell Ramsey                          Name:   Emanuel J. Friedman
Title:  President and                            Title:  Chairman and Chief
          Secretary                                      Executive Officer